As filed with the Securities and Exchange Commission on August 4, 2005
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DRESSER-RAND GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3511	20-1780492
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Leonard M. Anthony
Executive Vice President and
Chief Financial Officer
Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Tel: (212) 455-2000 Fax: (212) 455-2502	James S. Scott Sr., Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 Tel: (212) 848-4000 Fax: (212) 848-7179

         Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Each Class Of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities To Be Registered	Registered(1)(2)	Per Share	Price(1)(3)	Fee

Common Stock, par value $.01 per share	5,175,000 shares	$21.00	$108,675,000	$12,791.05

(1)	Includes shares of common stock subject to the underwriters’ over-allotment option.

(2)	The 5,175,000 shares of common stock being registered in this Registration Statement are in addition to the 25,875,000 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-124963).

(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE
      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-124963) of Dresser-Rand Group Inc., which was declared effective by the Securities and Exchange Commission on August 4, 2005, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olean, State of New York, on August 4, 2005.

Dresser-Rand Group Inc.

By:	/s/ Vincent R. Volpe Jr.

Name: Vincent R. Volpe Jr.

Title:	President, Chief Executive Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent R. Volpe Jr. Vincent R. Volpe Jr.	President, Chief Executive Officer and Director	August 4, 2005

* Leonard M. Anthony	Executive Vice President and Chief Financial Officer	August 4, 2005

* Lonnie A. Arnett	Vice President, Controller and Chief Accounting Officer	August 4, 2005

/s/ Stephen A. Riordan Stephen A. Riordan	Vice President Finance	August 4, 2005

* William E. Macaulay	Chairman of the Board of Directors	August 4, 2005

* Thomas J. Sikorski	Director	August 4, 2005

* Mark A. McComiskey	Director	August 4, 2005

* Kenneth W. Moore	Director	August 4, 2005

* /s/ Stephen A. Riordan Stephen A. Riordan, Attorney-in-fact

EXHIBIT INDEX
      All exhibits filed with or incorporated by reference in Registration Statement No. 333-124963 are incorporated by reference into, and shall be deemed a part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP